Section 1350 Certifications
                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
                       Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         I, William Marshall, Chief Executive Officer and Director of Fidelis Energy Inc., certify that the Annual Report on Form 10-KSB (the "Report") for the period ended December 31, 2005, filed with the Securities and Exchange Commission on the date hereof:

         (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

         (ii) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Fidelis Energy Inc.


                              By:    /S/ WILLIAM MARSHALL
                                     CEO  and a member of the Board of Directors



A signed original of this written statement required by Section 906 has been provided to Fidelis Energy Inc., and will be retained by Fidelis Energy Inc., and furnished to the Securities and Exchange Commission or its staff upon request.